Exhibit 99.1

Adaptimmune Therapeutics plc Announces Closing of Registered Direct Offering of American Depositary Shares

PHILADELPHIA, Pa. and OXFORD, UK., September 7, 2018 — Adaptimmune Therapeutics plc (“Adaptimmune”)(Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced the closing of its previously announced registered direct offering of its American Depositary Shares (“ADSs”). Adaptimmune sold 10,000,000 ADSs at a price of $10.00 per ADS.

Net proceeds of the offering are approximately $100.0 million. Adaptimmune intends to use the net proceeds from this offering to advance the company’s wholly-owned pipeline of SPEAR T-cell candidates through clinical trials as well as for other general corporate purposes.

A shelf registration statement on Form S-3 relating to the public offering of the ADSs described above was filed with the Securities and Exchange Commission (“SEC”) and became effective on July 12, 2018. The offering was made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. The prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov, or may be obtained, when available, by contacting Adaptimmune Therapeutics plc, Attn: Investor Relations, 351 Rouse Boulevard, Philadelphia, PA 19112, or by telephone at: (215) 825-9310.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For readers in the European Economic Area

In any EEA Member State that has implemented the Prospectus Directive, this communication is only addressed to and directed at qualified investors in that Member State within the meaning of the Prospectus Directive.  The term “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in each relevant Member State), together with any relevant implementing measure in the relevant Member State.

For readers in the United Kingdom

This communication, in so far as it constitutes an invitation or inducement to enter into investment activity (within the meaning of s21 Financial Services and Markets Act 2000 as amended) in connection with the securities which are the subject of the offering described in this press release or otherwise, is being directed only at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments who fall within Article 19(5) (“Investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) certain high value persons and entities who fall within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations etc”) of the Order; or (iv) any other person to whom it may lawfully be communicated (all such persons in (i) to (iv) together being referred to as “relevant persons”). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer, including solid tumors. Adaptimmune is currently conducting clinical trials with SPEAR T-cells targeting MAGE-A4, MAGE-A10, and AFP across multiple solid tumor indications.  The Company is located in Philadelphia, USA and Oxfordshire, U.K. For more information, please visit http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 2, 2018, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations

Juli P. Miller, PhD

T: (215) 825-9310

M: +1 215 460 8920

E: juli.miller@adaptimmune.com